Filed Pursuant to Rule 433
Registration No. 333-213187

Pricing Term Sheet

Senior Fixed-to-Floating Rate Notes due 2023

Issuer:	Mizuho Financial Group, Inc. (the “Issuer”)

Expected Security Ratings:*	A1 (Moody’s) / A- (S&P)

Securities Offered:	Aggregate principal amount of U.S.$1,000,000,000 2.721% senior fixed-to-floating rate notes due 2023

Issue Price:	100.000%

Maturity Date:	July 16, 2023

Fixed Rate Period:	From and including July 16, 2019 to, but excluding, July 16, 2022

Floating Rate Period:	From and including July 16, 2022 to, but excluding, the Maturity Date

Treasury Benchmark:	3-year U.S. Treasury, 1.750% due June 15, 2022

Treasury Benchmark Price / Yield:	99-21 / 1.871%

Spread to Treasury Benchmark:	85 basis points

Reoffer Yield:	2.721%

Fixed Rate Coupon:	2.721%, payable semiannually in arrears during the Fixed Rate Period

Floating Rate Coupon:	A per annum rate equal to a benchmark rate, which is initially three-month U.S. Dollar LIBOR, plus 0.84%, payable quarterly in arrears during the Floating Rate Period; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined in the preliminary prospectus supplement for the Notes) have occurred with respect to three-month U.S. Dollar LIBOR or the then-current benchmark rate, then the benchmark rate shall be the applicable Benchmark Replacement as determined pursuant to the benchmark transition provisions set forth in the preliminary prospectus supplement

Interest Payment Dates during the Fixed Rate Period:	January 16 and July 16 of each year, starting on January 16, 2020 and ending on July 16, 2022

Interest Payment Dates during the Floating Rate Period:	October 16, 2022 and January 16, April 16 and July 16, 2023

Day Count:	30/360 during the Fixed Rate Period, ACT/360 during the Floating Rate Period

Ranking:	Direct, unconditional, unsubordinated and unsecured obligations of the Issuer and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations of the Issuer (except for statutorily preferred exceptions) from time to time outstanding.

Trade Date:	July 9, 2019

Settlement Date:	July 16, 2019 (T+5)

Business Days:	New York and Tokyo

Minimum Denomination:	U.S.$200,000 or integral multiples of U.S.$1,000 in excess thereof.

Optional Redemption:	The Issuer may redeem the Notes, at its option, in whole, but not in part, on July 16, 2022, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to the sum of 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Listing:	Singapore Exchange Securities Trading Limited

Billing and Delivering:	Mizuho Securities USA LLC

Joint Lead Managers and Joint Bookrunners:	Mizuho Securities USA LLC, J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, BofA Securities, Inc. and Natixis Securities Americas LLC

Co-Managers:	Citigroup Global Markets Inc., Daiwa Capital Markets America Inc., Barclays Capital Inc., BNP Paribas, BNY Mellon Capital Markets, LLC, CIBC World Markets Corp., Citizens Capital Markets, Inc., Crédit Agricole Corporate and Investment Bank, HSBC Securities (USA) Inc., Industrial and Commercial Bank of China (Asia) Limited, ING Financial Markets LLC, KEXIM Asia Limited, KKR Capital Markets LLC, Santander Investment Securities Inc., Société Générale and Wells Fargo Securities, LLC

CUSIP:	60687Y AV1

ISIN:	US60687YAV11

Common Code:	202809227

*Note: A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, revision or withdrawal at any time by the assigning rating agencies.

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC and which are incorporated by reference therein for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Mizuho Securities USA LLC, toll free at 1-866-271-7403 or J.P. Morgan Securities LLC, collect at 1-212-834-4533.

Pricing Term Sheet

Senior Fixed-to-Floating Rate Notes due 2025

Issuer:	Mizuho Financial Group, Inc. (the “Issuer”)

Expected Security Ratings:*	A1 (Moody’s) / A- (S&P)

Securities Offered:	Aggregate principal amount of U.S.$500,000,000 2.839% senior fixed-to-floating rate notes due 2025

Issue Price:	100.000%

Maturity Date:	July 16, 2025

Fixed Rate Period:	From and including July 16, 2019 to, but excluding, July 16, 2024

Floating Rate Period:	From and including July 16, 2024 to, but excluding, the Maturity Date

Treasury Benchmark:	5-year U.S. Treasury, 1.750% due June 30, 2024

Treasury Benchmark Price / Yield:	99-11 / 1.889%

Spread to Treasury Benchmark:	95 basis points

Reoffer Yield:	2.839%

Fixed Rate Coupon:	2.839%, payable semiannually in arrears during the Fixed Rate Period

Floating Rate Coupon:	A per annum rate equal to a benchmark rate, which is initially three-month U.S. Dollar LIBOR, plus 0.98%, payable quarterly in arrears during the Floating Rate Period; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined in the preliminary prospectus supplement for the Notes) have occurred with respect to three-month U.S. Dollar LIBOR or the then-current benchmark rate, then the benchmark rate shall be the applicable Benchmark Replacement as determined pursuant to the benchmark transition provisions set forth in the preliminary prospectus supplement

Interest Payment Dates during the Fixed Rate Period:	January 16 and July 16 of each year, starting on January 16, 2020 and ending on July 16, 2024

Interest Payment Dates during the Floating Rate Period:	October 16, 2024 and January 16, April 16 and July 16, 2025

Day Count:	30/360 during the Fixed Rate Period, ACT/360 during the Floating Rate Period

Ranking:	Direct, unconditional, unsubordinated and unsecured obligations of the Issuer and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations of the Issuer (except for statutorily preferred exceptions) from time to time outstanding.

Trade Date:	July 9, 2019

Settlement Date:	July 16, 2019 (T+5)

Business Days:	New York and Tokyo

Minimum Denomination:	U.S.$200,000 or integral multiples of U.S.$1,000 in excess thereof.

Optional Redemption:	The Issuer may redeem the Notes, at its option, in whole, but not in part, on July 16, 2024, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to the sum of 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Listing:	Singapore Exchange Securities Trading Limited

Billing and Delivering:	Mizuho Securities USA LLC

Joint Lead Managers and Joint Bookrunners:	Mizuho Securities USA LLC, J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, BofA Securities, Inc. and Natixis Securities Americas LLC

Co-Managers:	Citigroup Global Markets Inc., Daiwa Capital Markets America Inc., Barclays Capital Inc., BNP Paribas, BNY Mellon Capital Markets, LLC, CIBC World Markets Corp., Citizens Capital Markets, Inc., Crédit Agricole Corporate and Investment Bank, HSBC Securities (USA) Inc., Industrial and Commercial Bank of China (Asia) Limited, ING Financial Markets LLC, KEXIM Asia Limited, KKR Capital Markets LLC, Santander Investment Securities Inc., Société Générale and Wells Fargo Securities, LLC

CUSIP:	60687Y AW9

ISIN:	US60687YAW93

Common Code:	202809251

*Note: A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, revision or withdrawal at any time by the assigning rating agencies.

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC and which are incorporated by reference therein for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Mizuho Securities USA LLC, toll free at 1-866-271-7403 or J.P. Morgan Securities LLC, collect at 1-212-834-4533.

Pricing Term Sheet

Senior Fixed-to-Floating Rate Notes due 2030

Issuer:	Mizuho Financial Group, Inc. (the “Issuer”)

Expected Security Ratings:*	A1 (Moody’s) / A- (S&P)

Securities Offered:	Aggregate principal amount of U.S.$750,000,000 3.153% senior fixed-to-floating rate notes due 2030

Issue Price:	100.000%

Maturity Date:	July 16, 2030

Fixed Rate Period:	From and including July 16, 2019 to, but excluding, July 16, 2029

Floating Rate Period:	From and including July 16, 2029 to, but excluding, the Maturity Date

Treasury Benchmark:	10-year U.S. Treasury, 2.375% due May 15, 2029

Treasury Benchmark Price / Yield:	102-21+ / 2.073%

Spread to Treasury Benchmark:	108 basis points

Reoffer Yield:	3.153%

Fixed Rate Coupon:	3.153%, payable semiannually in arrears during the Fixed Rate Period

Floating Rate Coupon:	A per annum rate equal to a benchmark rate, which is initially three-month U.S. Dollar LIBOR, plus 1.13%, payable quarterly in arrears during the Floating Rate Period; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined in the preliminary prospectus supplement for the Notes) have occurred with respect to three-month U.S. Dollar LIBOR or the then-current benchmark rate, then the benchmark rate shall be the applicable Benchmark Replacement as determined pursuant to the benchmark transition provisions set forth in the preliminary prospectus supplement

Interest Payment Dates during the Fixed Rate Period:	January 16 and July 16 of each year, starting on January 16, 2020 and ending on July 16, 2029

Interest Payment Dates during the Floating Rate Period:	October 16, 2029 and January 16, April 16 and July 16, 2030

Day Count:	30/360 during the Fixed Rate Period, ACT/360 during the Floating Rate Period

Ranking:	Direct, unconditional, unsubordinated and unsecured obligations of the Issuer and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations of the Issuer (except for statutorily preferred exceptions) from time to time outstanding.

Trade Date:	July 9, 2019

Settlement Date:	July 16, 2019 (T+5)

Business Days:	New York and Tokyo

Minimum Denomination:	U.S.$200,000 or integral multiples of U.S.$1,000 in excess thereof.

Optional Redemption:	The Issuer may redeem the Notes, at its option, in whole, but not in part, on July 16, 2029, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to the sum of 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Listing:	Singapore Exchange Securities Trading Limited

Billing and Delivering:	Mizuho Securities USA LLC

Joint Lead Managers and Joint Bookrunners:	Mizuho Securities USA LLC, J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, BofA Securities, Inc. and Natixis Securities Americas LLC

Co-Managers:	Citigroup Global Markets Inc., Daiwa Capital Markets America Inc., Barclays Capital Inc., BNP Paribas, BNY Mellon Capital Markets, LLC, CIBC World Markets Corp., Citizens Capital Markets, Inc., Crédit Agricole Corporate and Investment Bank, HSBC Securities (USA) Inc., Industrial and Commercial Bank of China (Asia) Limited, ING Financial Markets LLC, KEXIM Asia Limited, KKR Capital Markets LLC, Santander Investment Securities Inc., Société Générale and Wells Fargo Securities, LLC

CUSIP:	60687Y AX7

ISIN:	US60687YAX76

Common Code:	202809405

*Note: A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, revision or withdrawal at any time by the assigning rating agencies.

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC and which are incorporated by reference therein for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Mizuho Securities USA LLC, toll free at 1-866-271-7403 or J.P. Morgan Securities LLC, collect at 1-212-834-4533.

Pricing Term Sheet

Senior Floating Rate Notes due 2023

Issuer:	Mizuho Financial Group, Inc. (the “Issuer”)

Expected Security Ratings:*	A1 (Moody’s) / A- (S&P)

Securities Offered:	Aggregate principal amount of U.S.$ 500,000,000 senior floating rate notes due 2023

Issue Price:	100.000%

Maturity Date:	July 16, 2023

Interest Rate:	A per annum rate equal to a benchmark rate, which is initially three-month U.S. Dollar LIBOR, plus 0.84%, payable quarterly in arrears; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined in the preliminary prospectus supplement for the Notes) have occurred with respect to three-month U.S. Dollar LIBOR or the then-current benchmark rate, then the benchmark rate shall be the applicable Benchmark Replacement as determined pursuant to the benchmark transition provisions set forth in the preliminary prospectus supplement

Interest Payment Dates:	January 16, April 16, July 16 and October 16 of each year, starting on October 16, 2019

Day Count:	ACT/360

Ranking:	Direct, unconditional, unsubordinated and unsecured obligations of the Issuer and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations of the Issuer (except for statutorily preferred exceptions) from time to time outstanding.

Trade Date:	July 9, 2019

Settlement Date:	July 16, 2019 (T+5)

Business Days:	New York and Tokyo

Minimum Denomination:	U.S.$200,000 or integral multiples of U.S.$1,000 in excess thereof.

Optional Redemption:	The Issuer may redeem the Notes, at its option, in whole, but not in part, on July 16, 2022, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to the sum of 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Listing:	Singapore Exchange Securities Trading Limited

Billing and Delivering:	Mizuho Securities USA LLC

Joint Lead Managers and Joint Bookrunners:	Mizuho Securities USA LLC, J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, BofA Securities, Inc. and Natixis Securities Americas LLC

Co-Managers:	Citigroup Global Markets Inc., Daiwa Capital Markets America Inc., Barclays Capital Inc., BNP Paribas, BNY Mellon Capital Markets, LLC, CIBC World Markets Corp., Citizens Capital Markets, Inc., Crédit Agricole Corporate and Investment Bank, HSBC Securities (USA) Inc., Industrial and Commercial Bank of China (Asia) Limited, ING Financial Markets LLC, KEXIM Asia Limited, KKR Capital Markets LLC, Santander Investment Securities Inc., Société Générale and Wells Fargo Securities, LLC

CUSIP:	60687Y AY5

ISIN:	US60687YAY59

Common Code:	202809685

*Note: A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, revision or withdrawal at any time by the assigning rating agencies.

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC and which are incorporated by reference therein for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Mizuho Securities USA LLC, toll free at 1-866-271-7403 or J.P. Morgan Securities LLC, collect at 1-212-834-4533.